As filed with the Securities and Exchange Commission on March 2, 2012

Registration No. 333-___

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

BROADCOM CORPORATION

(Exact name of registrant as specified in its charter)

California	33-0480482
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

5300 California Avenue, Irvine, California 92617
(Address of principal executive offices) (Zip code)

NetLogic Microsystems, Inc. 2000 Stock Plan (as assumed by Broadcom Corporation)

NetLogic Microsystems, Inc. Amended and Restated 2004 Equity Incentive Plan (as assumed by Broadcom Corporation)

Optichron, Inc. 2011 Restricted Stock Unit Plan (as assumed by Broadcom Corporation)

NetLogic Microsystems, Inc. 2008 New Employee Inducement Incentive Plan (as assumed by Broadcom Corporation)

Shares Issuable Pursuant to Certain Employee Inducement Grants Made Prior to the Effectiveness of the NetLogic Microsystems, Inc. 2008 New Employee Inducement Incentive Plan (as assumed by Broadcom Corporation)

Aeluros, Inc. 2001 Stock Option Option/Stock Issuance Plan (as assumed by Broadcom Corporation)

Shares Issuable Pursuant to the Agreement and Plan of Merger Reorganization, dated May 31, 2009, by and among NetLogic Microsystems, Inc., RMI Corporation, Roadster Merger Corporation and WP VIII Representative LLC (as assumed by Broadcom Corporation)

(Full title of the Plans)

Arthur Chong, Esq.

Executive Vice President, General Counsel and Secretary

Broadcom Corporation

5300 California Avenue, Irvine, California 92617

(Name and address of agent for service)

(949) 926-5000

(Telephone number, including area code, of agent for service)

Copies to:

Joseph M. Yaffe

Skadden, Arps, Slate, Meagher & Flom LLP

525 University Avenue, Suite 1100

Palo Alto, California 94301

(650) 470-4500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
In respect of assumed stock options previously granted by NetLogic Microsystems, Inc. — Class A Common Stock $.0001 par value(2)	3,830,467 shares	$9.68 (3)	$37,078,921 (3)	$4,249.00
In respect of assumed restricted stock units previously granted by NetLogic Microsystems, Inc. — Class A Common Stock $.0001 par value(4)	6,091,591 shares	$36.35 (5)	$221,429,333 (5)	$25,376.00
In respect of assumed stock options previously granted by NetLogic Microsystems, Inc. as new hire inducements – Class A Common Stock $.0001 par value (6)	162,682 shares	$10.63 (3)	$1,729,310 (3)	$198.00
Total	10,084,740 shares		$260,237,564	$29,823.00

(1)	Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover an indeterminate number of additional shares of Broadcom Corporation Class A common stock that may, with respect to the shares of Class A common stock registered hereunder, become issuable under the employee benefit plans and other agreements identified herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without Broadcom Corporation’s receipt of consideration that results in an increase in the number of outstanding shares of Broadcom Corporation’s Class A common stock.

(2)	Represents: (a) 123,259 shares issuable under the NetLogic Microsystems, Inc. 2000 Stock Plan, having, with respect to outstanding options, a weighted average exercise price per share of $4.51; (b) 2,952,470 shares issuable under the NetLogic Microsystems, Inc. Amended and Restated 2004 Equity Incentive Plan, having, with respect to outstanding options, a weighted average exercise price per share of $8.86; (c) 64,158 shares issuable under the NetLogic Microsystems, Inc. 2008 New Employee Inducement Incentive Plan, having, with respect to outstanding options, a weighted average exercise price per share of $11.15; (d) 14,931 shares issuable under the Aeluros, Inc. 2001 Stock Option Option/Stock Issuance Plan, having, with respect to outstanding options, a weighted average exercise price per share of $0.94; and (e) 675,649 shares issuable upon the exercise of options granted pursuant to that certain Agreement and Plan of Merger Reorganization, dated May 31, 2009, by and among NetLogic, RMI Corporation, Roadster Merger Corporation and WP VIII Representative LLC (the “RMI Merger Agreement”), by which NetLogic acquired RMI, having, with respect to outstanding options, a weighted average exercise price per share of $14.22 which such outstanding options were assumed by the Registrant pursuant to that certain Agreement and Plan of Merger, dated as of September 11, 2011 (the “Merger Agreement”), by and among the Registrant, a wholly owned subsidiary of the Registrant and NetLogic Microsystems, Inc. (“NetLogic”). For purposes of calculating the registration fee pursuant to Rule 457(h) of the Securities Act, the estimated weighted average exercise price of the assumed options was used.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act on the basis of the weighted average exercise price of the outstanding options.
(4)	Represents (a) 3,433,815 shares subject to issuance in restricted stock units granted pursuant to the NetLogic Microsystems, Inc. Amended and Restated 2004 Equity Incentive Plan; (b) 1,012,523 shares subject to issuance in restricted stock units granted pursuant to the NetLogic Microsystems, Inc. 2008 New Employee Inducement Incentive Plan; (c) 646,624 shares subject to issuance in connection with restricted stock units outstanding under the Optichron, Inc. 2011 Restricted Stock Unit Plan; and (d) 998,629 shares subject to issuance in restricted stock units granted pursuant to the RMI Merger Agreement; which such restricted units were assumed by the Registrant pursuant to the Merger Agreement.
(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) of the Securities Act, on the basis of the average of the high and low selling prices per share of Broadcom Corporation’s Class A Common Stock on February 27, 2012, as reported on the Nasdaq Global Select Market.
(6)	Represents shares issuable upon exercise of options granted to new employees of NetLogic in 2006 and 2007 as a new hire inducement pursuant to Rule 5635(c)(4) and then predecessor rules of the NASDAQ Stock Market Marketplace Rules (the “Nasdaq Rule”).

PART I

Information Required in the Section 10(a) Prospectus

Broadcom Corporation (“Broadcom”) is not filing with or including in this Form S-8 the information called for in Part I of Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”). Broadcom shall deliver or cause to be delivered to participants in the plans covered by this Registration Statement, without charge, upon written or oral request, the documents incorporated by reference in Item 3 of Part II of this registration statement, which documents are incorporated by reference in the Section 10(a) prospectus, and such other documents required to be delivered to employees pursuant to Rule 428(b) under the Securities Act. Requests should be directed to Shareholder Services Department, Broadcom Corporation, 5300 California Avenue, Irvine, California 92617, (949) 926-6400.

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference

Broadcom hereby incorporates by reference into this Registration Statement the following documents previously filed with the SEC:

(a) Broadcom’s Annual Report on Form 10-K for the year ended December 31, 2011, filed February 1, 2012;

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by Broadcom’s latest Annual Report referred to in (a) above; and

(c) Broadcom’s Registration Statement No. 000-23993 on Form 8-A filed April 6, 1998, in which there are described the terms, rights and provisions applicable to Broadcom’s Class A common stock, and any other amendments or reports filed for the purpose of updating such description.

All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Unless expressly incorporated into this Registration Statement, a report furnished but not filed on Form 8-K under the Exchange Act shall not be incorporated by reference into this Registration Statement. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

Broadcom’s Second Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) limit the personal liability of its directors for monetary damages to the fullest extent permitted by the California General Corporation Law (the “California Law”). Under the California Law, a director’s liability to a company or its shareholders may not be limited with respect to the following items: (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the company or its shareholders or that involve the absence of good faith on the part of the director, (iii) any transaction from which a director derived an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director’s duty to the company or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of a serious injury to the company or its shareholders, (v) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the company or its shareholders, (vi) contracts or transactions between the company and a director within the scope of Section 310 of the California Law, (vii) improper distributions, loans and guarantees under Section 316 of the California Law, (viii) acts or omissions occurring prior to the date such provision eliminating or limiting the personal liability of a director became effective or (ix) acts or omissions as an officer, notwithstanding that the officer is also a director or that his or her actions, if negligent or improper, have been ratified by the directors. The limitation of liability does not affect the availability of injunctions and other equitable remedies available to Broadcom’s shareholders for any violation by a director of the director’s fiduciary duty to Broadcom or its shareholders.

The Articles of Incorporation also include an authorization for Broadcom to indemnify its “agents” (as defined in Section 317 of the California Law) through bylaw provisions, by agreement or otherwise, to the fullest extent permitted by law. Pursuant to this provision, Broadcom’s Bylaws as amended through December 21, 2007 (“Bylaws”) provide for indemnification of the company’s directors and officers. In addition, Broadcom may, at its discretion, provide indemnification to persons whom it is not obligated to indemnify, including its employees and other agents. The Bylaws also allow Broadcom to enter into indemnity agreements with individual directors, officers, employees and other agents. Such indemnity agreements have been entered into with all directors and officers and provide the maximum indemnification permitted by law. These agreements, together with Broadcom’s Bylaws and Articles of Incorporation, may require Broadcom, among other things, to indemnify these directors or officers (other than for liability resulting from willful misconduct of a culpable nature), to advance expenses to them as they are incurred, provided that they undertake to repay the amount advanced if it is ultimately determined by a court of competent jurisdiction that they are not entitled to indemnification, and to obtain directors’ and officers’ insurance if available on reasonable terms. Section 317 of the California Law and Broadcom’s Bylaws makes provision for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended (the “Securities Act”).

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

Exhibit Number	Exhibit
4.1	Instruments Defining the Rights of Shareholders. Reference is made to Broadcom’s Registration Statement No. 000-23993 on Form 8-A, together with the amendments and exhibits thereto, which is incorporated herein by reference pursuant to Item 3(d) to this Registration Statement

Exhibit Number	Exhibit
5.1	Opinion and consent of Skadden, Arps, Slate, Meagher & Flom LLP

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.3	Consent of Skadden, Arps, Slate, Meagher & Flom LLP is contained in Exhibit 5.1

24.1	Power of Attorney. Reference is made to page II-6 of this Registration Statement

99.1	NetLogic Microsystems, Inc. 2000 Stock Plan, as assumed by Broadcom Corporation (a)

99.2	NetLogic Microsystems, Inc. Amended and Restated 2004 Equity Incentive Plan, as assumed by Broadcom Corporation (b)

99.3	Optichron, Inc. 2011 Restricted Stock Unit Plan, as assumed by Broadcom Corporation (c)

99.4	NetLogic Microsystems, Inc. 2008 New Employee Inducement Incentive Plan, as assumed by Broadcom Corporation (d)

99.5	Aeluros, Inc. 2001 Stock Option Option/Stock Issuance Plan, as assumed by Broadcom Corporation (e)

99.6	Form of NetLogic Microsystems, Inc. Stock Option Agreement under grants pursuant to the Agreement and Plan of Merger Reorganization, dated May 31, 2009, by and among NetLogic Microsystems, Inc., RMI Corporation, Roadster Merger Corporation and WP VIII Representative LLC (f)

99.7	Form of NetLogic Microsystems, Inc. Restricted Stock Unit Agreement under grants pursuant to the Agreement and Plan of Merger Reorganization, dated May 31, 2009, by and among NetLogic Microsystems, Inc., RMI Corporation, Roadster Merger Corporation and WP VIII Representative LLC (f)

99.8	Form of NetLogic Microsystems, Inc. New Employee Stock Option Agreement, as assumed by Broadcom Corporation (g)

99.9	Form of NetLogic Microsystems, Inc. New Employee Restricted Stock Unit Agreement, as assumed by Broadcom Corporation (h)

(a)	Exhibit 99.1 is incorporated by reference herein to Exhibit 10.1 to Form S-1 filed by NetLogic Microsystems, Inc. on April 16, 2004.
(b)	Exhibit 99.2 is incorporated by reference herein to Exhibit 99.1 to Current Report on Form 8-K filed by NetLogic Microsystems, Inc. on July 27, 2010.

(c)	Exhibit 99.3 is incorporated by reference herein to Exhibit 4.8 to Form S-8 filed by NetLogic Microsystems, Inc. on April 5, 2011.
(d)	Exhibit 99.4 is incorporated by reference herein to Exhibit 10.27 to Annual Report on Form 10-K for the year ended December 31, 2007, filed by NetLogic Microsystems, Inc. on March 14, 2008.
(e)	Exhibit 99.5 is incorporated by reference herein to Exhibit 10.23 to Form S-8 filed by NetLogic Microsystems, Inc. on October 31, 2007.
(f)	Exhibit 99.6 and 99.7 are incorporated by reference herein to Exhibit 4.3 and 4.4, respectively, to Form S-8 filed by NetLogic Microsystems, Inc. on October 30, 2009.
(g)	Exhibit 99.8 is filed herewith.
(h)	Exhibit 99.9 is incorporated by reference herein to Exhibit 10.25 to the Registration Statement on Form S-8 filed by NetLogic Microsystems, Inc. on October 31, 2007.

Item 9. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, That:

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into the registration statement; and

(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on this 2nd day of March, 2012.

BROADCOM CORPORATION

By:	/s/ Scott A. McGregor
Scott A. McGregor
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Broadcom Corporation, a California corporation, do hereby constitute and appoint Scott A. McGregor and Eric K. Brandt and each of them, their lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated. Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Scott A. McGregor Scott A. McGregor	President, Chief Executive Officer and Director (Principal Executive Officer)	March 2, 2012

/s/ Henry Samueli, Ph.D. Henry Samueli, Ph.D.	Chief Technical Officer and Director	March 2, 2012

/s/ Eric K. Brandt Eric K. Brandt	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	March 2, 2012

/s/ Robert L. Tirva Robert L. Tirva	Senior Vice President and Corporate Controller (Principal Accounting Officer)	March 2, 2012

Signature	Title	Date

/s/ Robert J. Finocchio, Jr. Robert J. Finocchio, Jr.	Director	March 2, 2012

/s/ Nancy H. Handel Nancy H. Handel	Director	March 2, 2012

/s/ Eddy W. Hartenstein Eddy W. Hartenstein	Director	March 2, 2012

/s/ Maria M. Klawe, Ph.D. Maria M. Klawe, Ph.D.	Director	March 2, 2012

/s/ John E. Major John E. Major	Chairman of the Board	March 2, 2012

/s/ William T. Morrow William T. Morrow	Director	March 2, 2012

/s/ John A.C. Swainson John A.C. Swainson	Director	March 2, 2012

/s/ Robert E. Switz Robert E. Switz	Director	March 2, 2012

Exhibit Number	Exhibit
4.1	Instruments Defining the Rights of Shareholders. Reference is made to Broadcom’s Registration Statement No. 000-23993 on Form 8-A, together with the amendments and exhibits thereto, which is incorporated herein by reference pursuant to Item 3(d) to this Registration Statement

5.1	Opinion and consent of Skadden, Arps, Slate, Meagher & Flom LLP

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.3	Consent of Skadden, Arps, Slate, Meagher & Flom LLP is contained in Exhibit 5.1

24.1	Power of Attorney. Reference is made to page II-6 of this Registration Statement

99.1	NetLogic Microsystems, Inc. 2000 Stock Plan, as assumed by Broadcom Corporation (a)

99.2	NetLogic Microsystems, Inc. Amended and Restated 2004 Equity Incentive Plan, as assumed by Broadcom Corporation (b)

99.3	Optichron, Inc. 2011 Restricted Stock Unit Plan, as assumed by Broadcom Corporation (c)

99.4	NetLogic Microsystems, Inc. 2008 New Employee Inducement Incentive Plan, as assumed by Broadcom Corporation (d)

99.5	Aeluros, Inc. 2001 Stock Option Option/Stock Issuance Plan, as assumed by Broadcom Corporation (e)

99.6	Form of NetLogic Microsystems, Inc. Stock Option Agreement under grants pursuant to the Agreement and Plan of Merger Reorganization, dated May 31, 2009, by and among NetLogic Microsystems, Inc., RMI Corporation, Roadster Merger Corporation and WP VIII Representative LLC (f)

99.7	Form of NetLogic Microsystems, Inc. Restricted Stock Unit Agreement under grants pursuant to the Agreement and Plan of Merger Reorganization, dated May 31, 2009, by and among NetLogic Microsystems, Inc., RMI Corporation, Roadster Merger Corporation and WP VIII Representative LLC (f)

99.8	Form of NetLogic Microsystems, Inc. New Employee Stock Option Agreement, as assumed by Broadcom Corporation (g)

99.9	Form of NetLogic Microsystems, Inc. New Employee Restricted Stock Unit Agreement, as assumed by Broadcom Corporation (h)

(a)	Exhibit 99.1 is incorporated by reference herein to Exhibit 10.1 to Form S-1 filed by NetLogic Microsystems, Inc. on April 16, 2004.
(b)	Exhibit 99.2 is incorporated by reference herein to Exhibit 99.1 to Current Report on Form 8-K filed by NetLogic Microsystems, Inc. on July 27, 2010.
(c)	Exhibit 99.3 is incorporated by reference herein to Exhibit 4.8 to Form S-8 filed by NetLogic Microsystems, Inc. on April 5, 2011.
(d)	Exhibit 99.4 is incorporated by reference herein to Exhibit 10.27 to Annual Report on Form 10-K for the year ended December 31, 2007, filed by NetLogic Microsystems, Inc. on March 14, 2008.
(e)	Exhibit 99.5 is incorporated by reference herein to Exhibit 10.23 to Form S-8 filed by NetLogic Microsystems, Inc. on October 31, 2007.
(f)	Exhibit 99.6 and 99.7 are incorporated by reference herein to Exhibit 4.3 and 4.4, respectively, to Form S-8 filed by NetLogic Microsystems, Inc. on October 30, 2009.
(g)	Exhibit 99.8 is filed herewith.
(h)	Exhibit 99.9 is incorporated by reference herein to Exhibit 10.25 to the Registration Statement on Form S-8 filed by NetLogic Microsystems, Inc. on October 31, 2007.